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                                                                  EXHIBIT (8)(B)


                             SULLIVAN & CROMWELL
                                125 BROAD ST.
                           NEW YORK, NEW YORK 10004




                                              October 6, 1995



BanPonce Corporation,
   209 Munoz Rivera Avenue,
      Hato Rey, Puerto Rico  00918,

BanPonce Financial Corp.,
   521 Fellowship Road,
      Mt. Laurel, New Jersey 08054.

Dear Sirs:

        We have acted as your counsel in connection with the registration under the Securities Act of 1933 (the "Act") of up to $1,000,000,000 aggregate initial offering price, or the equivalent thereof in other currencies or currency units, of Medium Term Notes, Series C (the "Notes") of BanPonce Financial Corp. and the related guarantees thereof (the "Guarantees") by BanPonce Corporation, and hereby confirm to you our opinion as set forth under the heading "United States Taxation" in the Prospectus Supplement relating to the Notes and Guarantees filed under the Act on October 6, 1995.

        We hereby consent to the filing with the Securities and Exchange Commission of this letter as an
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BanPonce Corporation
BanPonce Financial Corp.                                                     -2-


exhibit to Registration Statement No. 33-61601 and the reference to us in the above-mentioned Prospectus Supplement under the heading "United States Taxation". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                            Very truly yours,

                                            /s/ SULLIVAN & CROMWELL